                                                                   EXHIBIT 10.46

                                    SUBLEASE

     THIS SUBLEASE (THE "SUBLEASE") is made as of the 1st day of March, 1997, by and between AFC Enterprises, Inc., a Minnesota corporation ("Sublessee"), and Foresight Software, Inc. a Delaware corporation ("Sublessor");

                                   WITNESSETH:

     WHEREAS, Sublessor is the Tenant under that certain Lease Agreement (the "Lease") dated September 30, 1996, having Concourse VI Associates ("Lessor"), as Lessor, for lease of office space at Corporate Center VI, Six Concourse Parkway, Fulton County, Georgia, such office space being on the twenty-second floor and comprising 26,591 square feet, a copy of which Lease is attached hereto as EXHIBIT "A", and made a part hereof by reference; and,

     WHEREAS, Sublessor wishes to lease to Sublessee, and Sublessee wishes to lease from Sublessor, a portion of the office space leased under the Lease;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Sublessor leases to Sublessee, and Sublessee leases from Sublessor, on the terms and conditions specified herein, a portion of the office space leased under the Lease, such subleased space being about 14,372 rentable square feet ("RSF"), as more particularly described in EXHIBIT "B", attached hereto and made a part hereof by reference (the "Subleased Space"). Sublessor hereby represents and warrants to the Sublessee that the copy of the Lease attached as Exhibit "A" is true, correct and complete, that the Lease is in full force and effect and is not in default (nor has any event occurred that with the passage of time, the giving of notice, or both, will constitute a default under the Lease), that the Sublessor has full power and authority to enter into this Sublease and, as evidenced by Lessor's execution of this Sublease, received appropriate consent from the Lessor, and Sublessor hereby covenants and warrants that so long as the Sublessee does not commit an uncured default hereunder, it shall have quiet enjoyment and possession of the Subleased Space.

     2. The primary term of this Sublease shall be from March 1, 1997, until February 28, 1999, subject, however, to the provisions hereof. Rent shall be as follows:

                             PER RSF    PER ANNUM    PER MONTH
---------------------------------------------------------------
3-1-97 through 12-31-97      $ 20.00   $287,440.00  $ 23,953.33
---------------------------------------------------------------
1-1-98 through  2-28-99      $ 22.00   $316,184.00  $ 26,348.67
---------------------------------------------------------------
3-1-99 through 12-31-02      $ 22.00   $316,184.00  $ 26,348.67
---------------------------------------------------------------

         Sublessee shall pay rental to Sublessor in advance on the first day of the month at such address as the Sublessor shall designate from time-to-time, in accordance with the requirements under the Lease. Sublessee agrees to pay promptly upon demand a prorated share (54.05%) of any additional rent, tax payments, or any other sums that may be due from Sublessor to Lessor from time-to-time under Paragraph 3 of the Lease, while reserving its rights to dispute operating statements in accordance with Paragraph 3(f) of the Lease. Sublessor agrees to promptly and timely provide to Sublessee copies of all operating statements, or related notices, provided to it by the Lessor. Prior to the execution of this Sublease, Sublessor shall provide Sublessee a copy of the 1997 Operating Expense Estimate provided by the Landlord.

         Sublessee shall have the option to extend the term of this Sublease for the balance of the term of the Lease. Sublessee shall give written notice of its intent to exercise this option not later than 180 days prior to expiration of the primary term of this Sublease.

         3. Sublessee covenants and agrees with Sublessor to comply with any and all terms and provisions of the Lease. In the event of a default by either party under this Sublease that also constitutes a default under the Lease, the Sublessor or the Sublessee, as applicable, shall have all rights available to them at law or in equity, or as provided under the Lease, with respect to such default.

         4. Sublessor agrees to indemnify, hold harmless and defend the Sublessee from and against any and all claims, losses or damage, of any kind or nature whatsoever, arising from Sublessor's default under this Sublease, or under the Lease, unless such claim, loss or damage arises solely because of the willful act or gross negligence of the Sublessee. Sublessee agrees to indemnify, hold harmless and defend the Sublessor from and against any and all claims, losses or damage, of any kind or nature whatsoever, arising from Sublessee's default under this Sublease, unless such claim, loss or damage arises solely because of the willful act or gross negligence of Sublessor.

         5. Sublessor agrees not to permit an uncured default under the Lease, provided such default is not caused by Lessor or by Sublessee; provided, however, in the event Sublessor defaults under the Lease, and fails to cure same in a timely manner, Sublessor agrees that Sublessee may, but is not obligated to, cure any such default under the Lease in order to preserve Sublessee's rights under this Sublease. Any sums expended by Sublessee to cure Sublessor's default under the Lease may be collected by all means available to Sublessee, at law and in equity, or may be offset against any rental or other sums due under this Sublease. Sublessor agrees to forward to Sublessee any and all notices of default, or related notices, it receives from the Lessor under the Lease, in a timely manner.

         6. Sublessor hereby represents and warrants to the Sublessee that the Subleased Space is in normal operating condition, and currently free of defects, normal wear and tear accepted. AFC agrees to refit the Subleased Space in accordance with plans and specifications to be submitted to the Sublessor and the Lessor, such plans to be submitted not later than fifteen (15) days following the date of this Sublease. The Sublessor and Sublessee agree to cooperate reasonably in presenting such plans to the Lessor, and in working toward approval of such plans. In the event the parties and the Lessor, acting in good faith, are unable to agree upon such plans within thirty (30) days following the date of this Sublease, Sublessee, in its sole discretion, may terminate this Sublease, and shall have no further liability or obligation under this Sublease. Sublessee shall bear all costs related to documentation and to all construction and related costs associated with preparing the Subleased Space pursuant to such plans.

         7. Sublessee may assign this Sublease, or sub-sublet any or all of the Subleased Space, without Sublessor's consent, so long as Sublessee remains liable under this Sublease.

         8. Should Sublessor choose to further sublet or vacate any of the additional office space demised under the Lease, then it shall give prior, written notice to Sublessee, and Sublessee shall have fourteen (14) days from receipt of such notice within which to agree to sublet such space upon terms in effect under the Sublease at that time. Sublessee's failure to respond within this fourteen (14) day period shall be deemed a rejection of such additional space, and Sublessor shall then be free to sublet, vacate, or otherwise to demise the balance of this office space as it deems fit.

         9. No provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         10. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Sublease (hereinafter sometimes "Notice") shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given or served and shall be effective upon being actually received by the addressee, regardless of the method of delivery, or upon being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, to the other party at the address of such other party set forth below or at such other address as such other party may designate by Notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Notice must be given shall commence on the date of receipt thereof; and provided further that no Notice specifically designated as a notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to claim or accept any Notice or inability to deliver because of changed address of which no Notice specifically designated as a notice of change of address has been received shall also constitute receipt. Any such Notice shall be addressed as follows:

             SUBLESSEE:                        AFC Enterprises, Inc.
                                               Six Concourse Parkway
                                               Suite 1700
                                               Atlanta, Georgia 30328
                                               Attn: Assets Management

         With a copy to:                       AFC Enterprises, Inc.
                                               Six Concourse Parkway
                                               Suite 1700
                                               Atlanta, Georgia 30328
                                               Attn: Corporate Counsel -
                                                       Real Estate

             SUBLESSOR:                       Foresight Software, Inc.
                                              Six Concourse Parkway
                                              Suite 2200
                                              Atlanta, Georgia 30328
                                              Attn: Chief Financial Officer

         11. This Sublease constitutes the sole and entire agreement between or among the parties with respect to the subject matter hereof. No representation, warranty, covenant, inducement or obligation not expressly stated in this Sublease shall be binding upon the parties.

         12. Time is of the essence hereunder. This Sublease has been made in, and shall be governed and construed in accordance with the laws of, the State of Georgia. This Sublease is a usufruct.

         13. The parties acknowledge that it and its legal counsel have participated in the negotiation and preparation of this Sublease; therefore, this Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted.

         14. This Sublease may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same original and all of which together shall constitute one and the same agreement. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

         15. By Approval of this Sublease and the attached floor plan, Lessor agrees to relieve the Sublessee and Sublessor of their requirements under Paragraph 1, in the Special Stipulations of the Master Lease, which would potentially require Tenant to remove any such repair or improvement to the Premises.

         IN WITNESS WHEREOF, the parties have executed this Sublease effective the day and year first above written.

                     (Signatures commence on following page)

                                      AFC ENTERPRISES, INC.

                                      By: /s/
                                         ------------------------------
                                      Name:
--------------------------                 ----------------------------
Witness                               Title:
                                            ---------------------------
--------------------------                     [CORPORATE SEAL]
Notary

                                      FORESIGHT SOFTWARE, INC.

                                      By: /s/
                                         ------------------------------
                                      Name:
--------------------------                 ----------------------------
Witness                               Title:
                                            ---------------------------
--------------------------                     [CORPORATE SEAL]
Notary



                                      CONCOURSE VI ASSOCIATES, a
                                      GEORGIA GENERAL PARTNERSHIP

                                      By: /s/
                                         ------------------------------
                                      Name:
--------------------------                 ----------------------------
Witness                               Title:
                                            ---------------------------
--------------------------              [Authorized party to bind said entity]
Notary

                                    ADDENDUM

Lessor hereby consents to this Sublease. By consenting to this Sublease, Lessor in no way agrees to perform or be obligated to perform any services on behalf of Sublessee hereunder, but shall continue to provide any such services to the Subleased Space in accordance with the terms and conditions of the Lease. Sublessee shall have no rights or claims against Lessor but shall instead look solely to Sublessor for any such claims. By consenting to this Sublease, Lessor does not release or relieve Sublessor from any of its obligations under the Lease, and Sublessor is and shall remain so bound. Notwithstanding the terms of Paragraph 7 of the Sublease, Lessor does not consent to Sublessee's rights to subsublet or subassign without Lessor's consent, and Lessor has such a right to consent to any such subsublet or subassignment.

Consented to by:

                                     LESSOR:

                                          CONCOURSE VI ASSOCIATES, a
                                          Georgia general partnership

                                          By:     Dan Properties, Inc., as
                                                  general partner

                                                  By: /s/
                                                     --------------------------
                                                       Its:
                                                           --------------------

                                          By:     JV Georgia One, Inc., as
                                                  general partner

                                                  By: /s/
                                                     --------------------------
                                                       Its:
                                                           --------------------